Pioneer Small and Mid Cap
Growth Fund
-------------------------------------------------------------------------------
Annual Report | December 31, 2008
-------------------------------------------------------------------------------





Ticker Symbols:
Class A   PAPPX
Class B   MCSBX
Class C   CGCPX

[Logo]PIONEER
      Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                          2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              8

Prices and Distributions                                                       9

Performance Update                                                            11

Comparing Ongoing Fund Expenses                                               14

Schedule of Investments                                                       16

Financial Statements                                                          21

Notes to Financial Statements                                                 28

Report of Independent Registered Public Accounting Firm                       35

Approval of Sub-Advisory Agreement                                            36

Trustees, Officers and Service Providers                                      39


           Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    1

President's Letter

Dear Shareowner,

Stock and bond markets around the globe this year have experienced one of their most tumultuous periods in history. Investors have witnessed volatility of a magnitude that many have never before seen. Distance often provides the best vantage point for perspective. Still, we believe that the benefits of basic investment principles that have stood the test of time -- even in the midst of market turmoil -- cannot be underestimated.

First, invest for the long term. The founder of Pioneer Investments, Philip L. Carret, began his investment career during the 1920s. One lesson he learned is that while great prosperity affords an advantageous time for selling stocks, extreme economic slumps can create opportunities for purchase. Indeed, many of our portfolio managers, who follow the value-conscious investing approach of our founder, are looking at recent market conditions as an opportunity to buy companies whose shares we believe have been unjustifiably beaten down by indiscriminate selling, but that we have identified as having strong prospects over time. While investors may be facing a sustained market downturn, we continue to believe that patience, along with staying invested in the market, are important considerations for long-term investors.

A second principle is to stay diversified across different types of investments. The global scope of the current market weakness poses challenges for this basic investment axiom. But the turbulence makes now a good time to reassess your portfolio and make sure that your investments continue to meet your needs. We believe you should work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

As the investment markets sort through the continuing crisis in the financial industry, we are staying focused on the fundamentals and risk management. With more than 80 years of experience behind us, we have learned how to navigate turbulent markets. At Pioneer Investments, risk management has always been a critical part of our culture -- not just during periods of extraordinary volatility. Our investment process is based on fundamental research, quantitative analysis and active portfolio management. This three-pillared process, which we apply to each of our portfolios, is supported by an integrated team approach and is designed to carefully balance risk and reward. While we


2    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08
see potential chances for making money in many corners of the market, it takes research and experience to separate solid investment opportunities from speculation.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at www.pioneerinvestments.com. Thank you for investing with Pioneer.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.



Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


           Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    3

Portfolio Management Discussion | 12/31/08

Problems that began in the credit markets spread throughout the economy during 2008, leading to one of the worst periods for equity investments in recent history. In the following interview, members of the portfolio management team from L. Roy Papp & Associates, the Fund's sub-adviser, who are responsible for management of Pioneer Small and Mid Cap Growth Fund, discuss the factors that influenced the performance of the Fund during the year.

Q    How did the Fund perform during the 12 months ended December 31, 2008?

A Pioneer Small and Mid Cap Growth Fund Class A shares returned -32.31% at net asset value for the 12 months ending December 31, 2008. During the same period, the Russell Midcap Growth Index returned -44.32% while the Russell 2500 Growth Index returned -41.50%. Over the same 12 months, the average return of the 602 mutual funds in Lipper's Mid-Cap Growth Core category was -44.49%.

Q What were the principal factors affecting the Fund's performance during the 12 months ended December 31, 2008?

A It was a horrible year in the stock market, with deep declines in most companies' share prices. The precipitous market drops were triggered by loose money policies that resulted in imprudent loans, especially in real estate, to unqualified borrowers. Those low-quality loans then were packaged by investment banks into securities that were sold to investors throughout the world. The poor quality of many mortgage loans became evident when housing values began declining, unleashing a cascading series of events that resulted in a deepening credit crisis that threatened the existence of major financial institutions. Government rescues and bailouts, and bankruptcies of well known financial corporations occurred over virtually the entire year, starting with the JP Morgan Chase's buyout -- with the help of the federal government -- of Bear Stearns in March, and extending until the end of the year when Bank of America acquired Merrill Lynch and Wells Fargo bought Wachovia. While the credit crisis exacerbated the existing problems of more troubled companies, such as General Motors, it also created new problems for many profitable corporations that began to see their credit dry up. Market volatility hit its highest point in the weeks after investment bank Lehman Brothers filed for bankruptcy in September, when investor confidence disappeared, consumers curtailed spending and corporations throughout the economy saw revenues shrink at the very time they lost access to credit. The financials sector was the area that was most severely hit in this tumultuous


4 Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08 market, as the share prices of even higher-quality companies with little credit exposure were pulled down with the rest of the sector.

     While the economic onslaught affected all areas of the equity market, small- and mid-cap stocks suffered some of the most severe effects because of their vulnerability when credit markets freeze up. In particular, corporations that did not have long, established track records found it difficult to gain credit when the flow of such credit froze as the year progressed.

     The Fund's holdings could not escape the effects of the difficult market environment, although the Fund did outperform both its Russell benchmarks and its Lipper peers. The Fund's performance was helped by our traditional emphasis on corporations with strong balance sheets, little debt, steady earnings growth, good cash flow and experienced management teams.

Q What were some of the investments that most influenced the Fund's results during the 12-month period ended December 31, 2008?

A The sharp downturn in the equity markets pulled down many of the Fund's holdings, but the quality bias of our investment discipline did help the Fund hold up better than the Russell benchmarks and the Lipper peer group average. Holdings that helped the Fund's performance include DeVry, a specialist in adult education programs which reduced its costs at the same time it enjoyed healthy gains in enrollment. O'Reilly Auto Parts, a retailing chain that recently made a significant acquisition, was another of the better performers for the Fund during the period. Defensive stocks, such as household products corporation Clorox, did well as investors were attracted to corporations with more consistent revenue streams. That was especially true in the health care group, where several Fund holdings performed relatively well, including C.R. Bard, Medco Health, Express Scripts, and Techne, which all outperformed. C.R. Bard produces medical products for the hospital market; Medco and Express Scripts are pharmacy benefits managers; and Techne produces proteins for the biotechnology and medical markets. Elsewhere, two technology-related companies that fared well were ChoicePoint, which provides employment screening services to corporations, and Informatica, which produces software that helps integrate information technology systems of different businesses. ChoicePoint was acquired by LexisNexis during the year.

     Several Fund holdings did produce disappointing results during the 12-month period, however, including some smaller energy companies whose share prices declined with the price of oil. They included Forest Oil, an exploration and production company, and FMC Technologies, a leading provider of undersea oil production systems. In the financials sector, one of the Fund's poor-performing investments was Federated Investors, an asset manager specializing in money market funds. Federated was hurt when low interest rates drove down the yields of money market funds. In technology,


           Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    5
     the share price of Micros Systems, which sells information technology systems to the hospitality industry, declined because of concerns about shrinking demand. However, we have continued to favor the company because of the protection offered by the recurring revenues from its technology installations.

Q What were some of the changes you made to the Fund during the 12 months ended December 31, 2008?

A We sold some Fund holdings during the year for fundamental reasons, and others for technical reasons related to the need to have smaller companies to be consistent with the Russell indices. On a fundamental basis, we aimed to shift the Fund to less volatile stocks and sold positions in the following: DST, which produces information technology systems for the financials industry; Harte-Hanks, a publisher of shopper newspapers; International Speedway, which owns and operates automobile racing tracks; and UCBH Holdings, a California-based bank hurt by the housing downturn. On a technical basis, we sold the Fund's positions in Adobe Systems, the software company; Cameron International, an oil field services corporation; Coach, a specialty retailer specializing in luxury products; Newfield Exploration, an oil and natural gas exploration and production company; and ITT, a diversified corporation whose operations range from adult education programs to water purification system production.

     In our search for companies with superior long-term growth characteristics and potential, we added positions to the Fund in: Air Gas, a corporation providing chemicals to industrial corporations; FactSet Research, which provides information to the financial services industry; Henry Schein, which markets supplies to the dentistry market; Idex, which produces highly engineered products for industrial customers; and Nuance, a corporation that provides a leading speech-recognition technology system.

Q    What is your investment outlook?

A The abrupt curtailment of consumer spending was a major contributor to the economic downturn during 2008, but we believe several factors could give a boost to consumer confidence and trigger more discretionary spending in 2009. They include: lower oil and gasoline prices, which have been putting more money in consumers' pockets; lower interest rates, which should help consumer spending and even housing sales; the massive federal government stimulus packages, which should put more money into the economy; and the possibility that the economy could improve under a new national administration.

     We also see some potential improvement in the capital markets. We already have witnessed some evidence of progress in the bond market, and we think


6 Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08 huge amounts of money are on the sidelines, ready to be deployed into higher-quality investments once some signs of progress appear.

     We firmly believe that our bias toward higher-quality corporations gives the Fund a portfolio of companies that are more likely to be the survivors of the recent economic downturn. We think they should have the potential to flourish in any potential recovery.





Please refer to the Schedule of Investments on pages 16-20 for a full listing of Fund securities.

Small and mid-sized companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than larger, more established companies. The Fund invests in a limited number of securities and, as a result, the Fund's performance may be more volatile than the performance of other funds holding more securities. At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These opinions should not be relied upon for any other purposes.


           Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    7

Portfolio Summary | 12/31/08

Portfolio Diversification
-------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING IS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

U.S. Common Stocks                                                      81.8%
Temporary Cash Investments                                              17.7%
Depository Receipts for International Stocks                             0.5%

Sector Distribution
-------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING IS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Information Technology                                                  26.7%
Health Care                                                             21.6%
Consumer Discretionary                                                  15.9%
Industrials                                                             13.1%
Materials                                                                8.1%
Financials                                                               6.6%
Consumer Staples                                                         4.1%
Energy                                                                   3.9%

10 Largest Holdings
-------------------------------------------------------------------------------
(As a percentage of equity holdings) *

    1.    O'Reilly Automotive, Inc.            6.36%
    2.    Informatica Corp.                    5.60
    3.    DeVry, Inc.                          5.55
    4.    Airgas, Inc.                         4.75
    5.    Dentsply International, Inc.         4.50
    6.    AMETEK, Inc.                         4.46
    7.    Clorox Co.                           4.09
    8.    Gardner Denver, Inc.                 4.01
    9.    ResMed, Inc.                         3.79
   10.    Henry Schein, Inc.                   3.71

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


8    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Prices and Distributions | 12/31/08

Net Asset Value per Share
-------------------------------------------------------------------------------

     Class         12/31/08           12/31/07
       A           $ 20.69            $ 31.68
- ----------------------------------------------
       B           $ 19.72            $ 30.52
- ----------------------------------------------
       C           $ 19.80            $ 30.62
- ----------------------------------------------

Distributions per Share: 1/1/08-12/31/08
-------------------------------------------------------------------------------

                                   Short-Term       Long-Term
     Class        Dividends      Capital Gains    Capital Gains
       A            $ --             $ --            $ 0.7449
- ---------------------------------------------------------------
       B            $ --             $ --            $ 0.7449
- ---------------------------------------------------------------
       C            $ --             $ --            $ 0.7449
- ---------------------------------------------------------------

Index Definitions
-------------------------------------------------------------------------------
The Russell Mid Cap Growth Index measures the performance of U.S. mid-cap growth stocks. The Russell 2500 Growth Index measures the performance of U.S. small- and mid-cap growth stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" charts on pages 11-13.

Note to Shareholders: The Fund will institute the following investment policy change on February 1, 2009, regarding the index it uses for market capitalization purposes, and the corresponding section of the prospectus will read as follows. Please refer to the prospectus for the full text of the supplemented section.

Principal investment strategies: Normally, the Fund invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of small and mid-capitalization issuers, that is those with market values, at the time of investment, that do not exceed the market capitalization of the largest company within the Russell Mid Cap Growth Index (the Russell Index). (The Russell Mid Cap Growth Index measures the performance of U.S. mid-cap growth stocks.) Previously, the Standard and Poor's 400 Mid Cap 400 Index was used by the Fund as a benchmark for market capitalization


           Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    9
purposes. The size of the companies in the Russell Index may change dramatically as a result of market conditions and the composition of the Index. The Fund's investments will not be confined to securities issued by companies included in an index. For purposes of the fund's investment policies, equity securities include common stocks, convertible debt and other equity instruments, such as exchange-traded funds (ETFs) that invest primarily in equity securities, equity interests in real estate investment trusts (REITs), depositary receipts, warrants, rights and preferred stocks.


10    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Performance Update | 12/31/08                          Class A Shares

Investment Returns
-------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Small and Mid Cap Growth Fund at public offering price, compared to that of the Russell Mid Cap Growth Index and the Russell 2500 Growth Index.


Average Annual Total Returns
(As of December 31, 2008)
- ------------------------------------------------------------------
                                    Net Asset     Public Offering
Period                              Value (NAV)   Price (POP)
- ------------------------------------------------------------------
 10 Years                                3.89%           3.27%
 5 Years                                -1.47           -2.63
 1 Year                                -32.31          -36.20
- ------------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated May 1, 2008)
- ------------------------------------------------------------------
                                        Gross           Net
- ------------------------------------------------------------------
                                         1.52%           1.25%
- ------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED BY A MOUNTAIN CHART IN THE PRINTED MATERIAL.]

Value of $10,000 Investment

             Pioneer Small
              and Mid Cap        Russell 2500      Russell Mid Cap
              Growth Fund        Growth Index       Growth Index
12/98             9,425             10,000             10,000
                 10,626             15,129             15,548
12/00            13,919             13,351             13,046
                 14,041             10,661             11,632
12/02            11,443              7,739              8,248
                 14,859             11,045             12,068
12/04            15,670             12,754             13,829
                 16,432             14,298             14,959
12/06            17,445             15,821             16,794
                 20,389             17,629             18,421
12/08            13,801              9,815             10,776

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 5/1/10 for Class A Shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

Pioneer Small and Mid Cap Growth Fund acquired the assets of Papp Small & Mid-Cap Growth Fund in a reorganization on 2/20/04. The performance of Class A shares of the Fund from 12/15/98 to 2/20/04 is the performance of Papp Small & Mid-Cap Growth Fund's single class, which has been restated to reflect any applicable sales charges and Rule 12b-1 fees (but not other differences in expenses). This adjustment has the effect of reducing the previously reported performance of Papp Small & Mid-Cap Growth Fund.


          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    11

Performance Update | 12/31/08                          Class B Shares

Investment Returns
-------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Small and Mid Cap Growth Fund, compared to that of the Russell Mid Cap Growth Index and the Russell 2500 Growth Index.


Average Annual Total Returns
(As of December 31, 2008)
- ------------------------------------------------------------------
                                      If             If
Period                                Held           Redeemed
- ------------------------------------------------------------------
 10 Years                                  3.04%         3.04%
 5 Years                                  -2.35         -2.35
 1 Year                                  -32.92        -35.50
- ------------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated May 1, 2008)
- ------------------------------------------------------------------
                                         Gross           Net
- ------------------------------------------------------------------
                                           2.38%         2.15%
- ------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED BY A MOUNTAIN CHART IN THE PRINTED MATERIAL.]

Value of $10,000 Investment

             Pioneer Small
              and Mid Cap        Russell 2500      Russell Mid Cap
              Growth Fund        Growth Index       Growth Index
12/98            10,000             10,000            10,000
                 11,192             15,129            15,548
12/00            14,552             13,351            13,046
                 14,570             10,661            11,632
12/02            11,785              7,739             8,248
                 15,191             11,045            12,068
12/04            15,892             12,754            13,829
                 16,511             14,298            14,959
12/06            17,362             15,821            16,794
                 20,109             17,629            18,421
12/08            13,489              9,815            10,776

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus for details. Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit www.pioneerinvestments.com.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 5/1/10 for Class B Shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

Pioneer Small and Mid Cap Growth Fund acquired the assets of Papp Small & Mid-Cap Growth Fund in a reorganization on 2/20/04. The performance of Class B shares of the Fund from 12/15/98 to 2/20/04 is the performance of Papp Small & Mid-Cap Growth Fund's single class, which has been restated to reflect any applicable sales charges and Rule 12b-1 fees (but not other differences in expenses). This adjustment has the effect of reducing the previously reported performance of Papp Small & Mid-Cap Growth Fund.


12    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Performance Update | 12/31/08                          Class C Shares

Investment Returns
- ------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Small and Mid Cap Growth Fund, compared to that of the Russell Mid Cap Growth Index and the Russell 2500 Growth Index.


Average Annual Total Returns
(As of December 31, 2008)
- ------------------------------------------------------------------
                                      If             If
Period                                Held           Redeemed
- ------------------------------------------------------------------
 10 Years                                  3.08%         3.08%
 5 Years                                  -2.27         -2.27
 1 Year                                  -32.88        -32.88
- ------------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated May 1, 2008)
- ------------------------------------------------------------------
                                         Gross           Net
- ------------------------------------------------------------------
                                           2.42%         2.15%
- ------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED BY A MOUNTAIN CHART IN THE PRINTED MATERIAL.]

Value of $10,000 Investment

             Pioneer Small
              and Mid Cap        Russell 2500      Russell Mid Cap
              Growth Fund        Growth Index       Growth Index
12/98            10,000            10,000              10,000
12/99            11,192            15,129              15,548
12/00            14,552            13,351              13,046
12/09            14,570            10,661              11,632
12/09            11,785             7,739               8,248
12/09            15,191            11,045              12,068
12/09            15,905            12,754              13,829
12/09            16,536            14,298              14,959
12/09            17,423            15,821              16,794
12/09            20,170            17,629              18,421
12/09            13,539             9,815              10,776

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 5/1/10 for Class C Shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

Pioneer Small and Mid Cap Growth Fund acquired the assets of Papp Small & Mid-Cap Growth Fund in a reorganization on 2/20/04. The performance of Class C shares of the Fund from 12/15/98 to 2/20/04 is the performance of Papp Small & Mid-Cap Growth Fund's single class, which has been restated to reflect any applicable sales charges and Rule 12b-1 fees (but not other differences in expenses). This adjustment has the effect of reducing the previously reported performance of Papp Small & Mid-Cap Growth Fund.


          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    13

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:


(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)   transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.


Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Small and Mid Cap Growth Fund

Based on actual returns from July 1, 2008 through December 31, 2008.


 Share Class                  A                B                C
 Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 7/1/08
- ---------------------------------------------------------------------
 Ending Account          $   696.26       $   692.83       $   693.17
 Value on 12/31/08
- ---------------------------------------------------------------------
 Expenses Paid           $     5.33       $     9.15       $     9.15
 During Period*
- ---------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.15% and 2.15% for Class A, Class B and Class C shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).


14    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Small and Mid Cap Growth Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from July 1, 2008 through December 31, 2008.


 Share Class                  A                B                C
 Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 7/1/08
- ---------------------------------------------------------------------
 Ending Account          $ 1,018.85       $ 1,014.33       $ 1,014.33
 Value on 12/31/08
- ---------------------------------------------------------------------
 Expenses Paid           $     6.34       $    10.89       $    10.89
 During Period*
- ---------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.15% and 2.15% for Class A, Class B and Class C shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).


          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    15

Schedule of Investments | 12/31/08


 Shares                                                                Value
            COMMON STOCKS -- 96.4%
            ENERGY -- 3.8%
            Oil & Gas Equipment & Services -- 2.1%
 27,700     FMC Technologies, Inc.*                              $   660,091
 52,700     TETRA Technologies, Inc.*                                256,122
                                                                 -----------
                                                                 $   916,213
- ----------------------------------------------------------------------------
            Oil & Gas Exploration & Production -- 1.7%
 20,000     Forest Oil Corp.*(b)                                 $   329,800
  6,500     Pioneer Natural Resources Co.                            105,170
 10,300     Whiting Petroleum Corp.*                                 344,638
                                                                 -----------
                                                                 $   779,608
                                                                 -----------
            Total Energy                                         $ 1,695,821
- ----------------------------------------------------------------------------
            MATERIALS -- 7.8%
            Industrial Gases -- 4.6%
 52,500     Airgas, Inc.                                         $ 2,046,975
- ----------------------------------------------------------------------------
            Specialty Chemicals -- 3.2%
 34,500     Sigma-Aldrich Corp. (b)                              $ 1,457,280
                                                                 -----------
            Total Materials                                      $ 3,504,255
- ----------------------------------------------------------------------------
            CAPITAL GOODS -- 11.1%
            Electrical Component & Equipment -- 4.3%
 63,600     AMETEK, Inc.                                         $ 1,921,356
- ----------------------------------------------------------------------------
            Industrial Machinery -- 6.8%
 74,000     Gardner Denver, Inc.*                                $ 1,727,160
 54,000     Idex Corp.                                             1,304,100
                                                                 -----------
                                                                 $ 3,031,260
                                                                 -----------
            Total Capital Goods                                  $ 4,952,616
- ----------------------------------------------------------------------------
            TRANSPORTATION -- 1.5%
            Air Freight & Couriers -- 1.5%
 20,500     Expeditors International of Washington, Inc. (b)     $   682,035
                                                                 -----------
            Total Transportation                                 $   682,035
- ----------------------------------------------------------------------------
            CONSUMER SERVICES -- 5.3%
            Education Services -- 5.3%
 41,600     DeVry, Inc.                                          $ 2,388,256
                                                                 -----------
            Total Consumer Services                              $ 2,388,256
- ----------------------------------------------------------------------------
            MEDIA -- 0.6%
            Advertising -- 0.6%
  9,000     WPP Plc                                              $   266,310
                                                                 -----------
            Total Media                                          $   266,310
- ----------------------------------------------------------------------------
            RETAILING -- 9.4%
            Automotive Retail -- 6.1%
 89,100     O'Reilly Automotive, Inc.*(b)                        $ 2,738,934
- ----------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

16    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

 Shares                                                      Value
            Specialty Stores -- 3.3%
 78,600     PetSmart, Inc.                             $ 1,450,170
                                                       -----------
            Total Retailing                            $ 4,189,104
- ------------------------------------------------------------------
            HOUSEHOLD & PERSONAL PRODUCTS -- 3.9%
            Household Products -- 3.9%
 31,700     Clorox Co.                                 $ 1,761,252
                                                       -----------
            Total Household & Personal Products        $ 1,761,252
- ------------------------------------------------------------------
            HEALTH CARE EQUIPMENT & SERVICES -- 18.1%
            Health Care Distributors -- 3.6%
 43,500     Henry Schein, Inc.*                        $ 1,596,015
- ------------------------------------------------------------------
            Health Care Equipment -- 6.1%
  8,100     C. R. Bard, Inc.                           $   682,506
 43,500     ResMed Inc.*                                 1,630,380
 10,800     Stryker Corp.                                  431,460
                                                       -----------
                                                       $ 2,744,346
- ------------------------------------------------------------------
            Health Care Services -- 4.0%
 19,800     Express Scripts, Inc.*                     $ 1,088,604
 16,900     Medco Health Solutions, Inc.*                  708,279
                                                       -----------
                                                       $ 1,796,883
- ------------------------------------------------------------------
            Health Care Supplies -- 4.4%
 68,700     Dentsply International, Inc. (b)           $ 1,940,088
                                                       -----------
            Total Health Care Equipment & Services     $ 8,077,332
- ------------------------------------------------------------------
            PHARMACEUTICALS & BIOTECHNOLOGY -- 2.8%
            Life Sciences Tools & Services -- 2.8%
 19,200     Techne Corp.                               $ 1,238,784
                                                       -----------
            Total Pharmaceuticals & Biotechnology      $ 1,238,784
- ------------------------------------------------------------------
            DIVERSIFIED FINANCIALS -- 6.4%
            Asset Management & Custody Banks -- 6.4%
 85,000     Federated Investors, Inc.*(b)              $ 1,441,600
 40,000     T. Rowe Price Associates, Inc.               1,417,600
                                                       -----------
                                                       $ 2,859,200
                                                       -----------
            Total Diversified Financials               $ 2,859,200
- ------------------------------------------------------------------
            SOFTWARE & SERVICES -- 13.8%
            Application Software -- 10.0%
 23,000     FactSet Research Systems, Inc. (b)         $ 1,017,520
175,500     Informatica Corp.*(b)                        2,409,615
 98,500     Nuance Communications, Inc.*(b)              1,020,460
                                                       -----------
                                                       $ 4,447,595
- ------------------------------------------------------------------
            Data Processing & Outsourced Services -- 0.9%
 11,600     Fiserv, Inc.*                              $   421,892
- ------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    17

 Shares                                                     Value
            Systems Software -- 2.9%
 79,100     Micros Systems, Inc.*                     $ 1,290,912
                                                      -----------
            Total Software & Services                 $ 6,160,399
- -----------------------------------------------------------------
            TECHNOLOGY HARDWARE & EQUIPMENT -- 6.4%
            Electronic Equipment & Instruments -- 3.3%
 22,000     Mettler-Toledo International, Inc.*       $ 1,482,800
- -----------------------------------------------------------------
            Electronic Manufacturing Services -- 3.1%
 63,300     Trimble Navigation, Ltd.*                 $ 1,367,913
                                                      -----------
            Total Technology Hardware & Equipment     $ 2,850,713
- -----------------------------------------------------------------
            SEMICONDUCTORS -- 5.5%
 38,200     Linear Technology Corp. (b)               $   844,984
 81,700     Microchip Technology (b)                    1,595,601
                                                      -----------
                                                      $ 2,440,585
                                                      -----------
            Total Semiconductors                      $ 2,440,585
- -----------------------------------------------------------------
            TOTAL COMMON STOCKS
            (Cost $46,263,300)                        $43,066,662
- -----------------------------------------------------------------


 Principal
 Amount
              TEMPORARY CASH INVESTMENTS -- 20.7%
              Security Lending Collateral -- 20.7% (c)
              Certificates of Deposit:
$214,506      Abbey National Plc, 3.15%, 8/13/09                 $   214,506
 214,476      Bank of Nova Scotia, 3.21%, 5/5/09                     214,476
 342,796      Bank of Scotland NY, 2.92%, 6/5/09                     342,796
 386,110      Barclays Bank, 1.5%, 5/27/09                           386,110
  68,199      Calyon NY, 4.62%, 1/16/09                               68,199
 429,011      CBA, 4.87%, 7/16/09                                    429,011
 386,110      DNB NOR Bank ASA NY, 3.04%, 6/5/09                     386,110
 392,974      Intesa SanPaolo S.p.A., 1.44%, 5/22/09                 392,974
  24,849      NORDEA NY, 4.13%, 4/9/09                                24,849
 321,758      Royal Bank of Canada NY, 2.7%, 8/7/09                  321,758
 214,506      Royal Bank of Scotland, 3.06%, 3/5/09                  214,506
  42,881      Skandinavian Enskilda Bank NY, 3.06%, 2/13/09           42,881
 429,011      Societe Generale, 3.29%, 9/4/09                        429,011
 386,110      Svenska Bank NY, 4.61%, 7/8/09                         386,110
 429,011      U.S. Bank NA, 2.25%, 8/24/09                           429,012
                                                                 -----------
                                                                 $ 4,282,309
- ----------------------------------------------------------------------------
              Commercial Paper:
 421,289      American Honda Finance Corp., 4.95%, 7/14/09       $   421,289
  40,880      BBVA U.S., 2.83%, 3/12/09                               40,880
 214,506      CME Group, Inc., 2.9%, 8/6/09                          214,506
 214,483      General Electric Capital Corp., 2.86%, 3/16/09         214,483
 429,011      HSBC Bank, Inc., 2.5%, 8/14/09                         429,011

The accompanying notes are an integral part of these financial statements.

18    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

 Principal
 Amount
              Commercial Paper -- (continued)
$214,506      IBM, 2.39%, 9/25/09                                    214,506
 386,110      Met Life Global Funding, 3.19%, 6/12/09                386,110
 429,011      Monumental Global Funding, Ltd., 2.5%, 8/17/09         429,011
 386,110      New York Life Global, 2.13%, 09/04/09                  386,110
 364,659      Westpac Banking Corp., 2.34%, 6/1/09                   364,658
                                                                  ----------
                                                                 $ 3,100,564
- ----------------------------------------------------------------------------
              Tri-party Repurchase Agreements:
  72,880      Barclays Capital Markets, 0.5%, 1/2/09             $    72,881
 943,824      Deutsche Bank, 0.25%, 1/2/09                           943,824
                                                                 -----------
                                                                 $ 1,016,705
- ----------------------------------------------------------------------------
              Time Deposit:
 429,011      BNP Paribas, 0.01%, 1/2/09                         $   429,011
- ----------------------------------------------------------------------------


 Shares
             Money Market Mutual Funds:
 107,253     Columbia Government Reserves Fund, 0.82%, 1/2/09                $   107,253
 321,758     JP Morgan, U.S. Government Money Market Fund, 0.98%, 1/2/09         321,758
                                                                             -----------
                                                                             $   429,011
---------------------------------------------------------------------------------------
             TOTAL TEMPORARY CASH INVESTMENTS
             (Cost $9,257,600)                                               $ 9,257,600
---------------------------------------------------------------------------------------
             TOTAL INVESTMENT IN SECURITIES -- 117.1%
             (Cost $55,520,900) (a)                                          $52,324,262
---------------------------------------------------------------------------------------
             OTHER ASSETS AND LIABILITIES -- (17.1)%                         $(7,637,045)
---------------------------------------------------------------------------------------
             TOTAL NET ASSETS -- 100.0%                                      $44,687,217
========================================================================================

*    Non-income producing security.

(a) At December 31, 2008, the net unrealized loss on investments based on cost for federal income tax purposes of $56,055,440 was as follows:

       Aggregate gross unrealized gain for all investments in which there is an
         excess of value over tax cost                                             $ 7,256,735
       Aggregate gross unrealized loss for all investments in which there is an
         excess of tax cost over value                                             (10,987,913)
                                                                                   -----------
       Net unrealized loss                                                         $(3,731,178)
                                                                                   ===========


The accompanying notes are an integral part of these financial statements.

          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    19

(b)   At December 31, 2008, the following securities were out on loan:


     Shares    Security                                          Market Value
      5,000    Dentsply International, Inc.                        $  141,200
     20,000    Expeditors International of Washington, Inc.           665,400
     22,600    FactSet Research Systems, Inc.                         999,824
     84,100    Federated Investors, Inc.*                           1,426,336
      4,000    Forest Oil Corp.*                                       65,960
    101,400    Informatica Corp.*                                   1,392,222
     36,800    Linear Technology Corp.                                814,016
     80,600    Microchip Technology                                 1,574,118
     47,600    Nuance Communications, Inc.*                           493,136
     38,800    O'Reilly Automotive, Inc.*                           1,192,712
      5,600    Sigma-Aldrich Corp.                                    236,544
- -----------------------------------------------------------------------------
               Total                                               $9,001,468
=============================================================================

(c)   Security lending collateral is managed by Credit Suisse New York Branch.


Purchases and sales of securities (excluding temporary cash investments) for the year ended December 31, 2008 aggregated $31,059,397 and $28,913,533, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

Highest priority is given to Level 1 inputs and lowest priority is given to Level 3.

  Level 1 - quoted prices in active markets for identical securities
  Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)

The following is a summary of the inputs used as of December 31, 2008, in valuing the Fund's assets:

                                                   Investments
 Valuation Inputs                                  in Securities
 Level 1 - Quoted Prices                           $ 43,066,662
 Level 2 - Other Significant Observable Inputs        9,257,600
 Level 3 - Significant Unobservable Inputs
- ---------------------------------------------------------------
 Total                                             $ 52,324,262
===============================================================


The accompanying notes are an integral part of these financial statements.

20    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Statement of Assets and Liabilities | 12/31/08

ASSETS:
  Investment in securities (including securities loaned of $9,001,468)
   (cost $55,520,900)                                                     $52,324,262
  Cash                                                                        643,825
  Receivables --
   Fund shares sold                                                         1,044,441
   Dividends and interest                                                      11,083
   Due from Pioneer Investment Management, Inc.                                41,649
  Other                                                                        37,653
-------------------------------------------------------------------------------------
     Total assets                                                         $54,102,913
-------------------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Fund shares repurchased                                                $    75,714
   Upon return of securities loaned                                         9,257,600
  Due to affiliates                                                            21,055
  Accrued expenses                                                             61,327
-------------------------------------------------------------------------------------
     Total liabilities                                                    $ 9,415,696
-------------------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                                         $48,415,387
  Accumulated net realized loss on investments                               (531,532)
  Net unrealized loss on investments                                       (3,196,638)
-------------------------------------------------------------------------------------
     Total net assets                                                     $44,687,217
=====================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $36,374,458/1,758,084 shares)                         $     20.69
  Class B (based on $3,698,563/187,592 shares)                            $     19.72
  Class C (based on $4,614,196/233,089 shares)                            $     19.80
MAXIMUM OFFERING PRICE:
  Class A ($20.69 [divided by] 94.25%)                                    $     21.95
=====================================================================================

The accompanying notes are an integral part of these financial statements.

          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    21

Statement of Operations

For the Year Ended 12/31/08



INVESTMENT INCOME:
  Dividends                                                 $693,535
  Interest                                                    20,569
  Income from securities loaned, net                          52,958
-------------------------------------------------------------------------------------
     Total investment income                                              $    767,062
-------------------------------------------------------------------------------------
EXPENSES:
  Management fees                                           $488,688
  Transfer agent fees
   Class A                                                    97,924
   Class B                                                    26,132
   Class C                                                    22,323
  Distribution fees
   Class A                                                   109,715
   Class B                                                    62,019
   Class C                                                    66,462
  Administrative fees                                         17,244
  Shareholder communications expense                          50,285
  Custodian fees                                              41,173
  Registration fees                                           56,996
  Professional fees                                           51,382
  Printing expense                                            34,239
  Fees and expenses of nonaffiliated trustees                  5,221
  Miscellaneous                                                8,006
-------------------------------------------------------------------------------------
     Total expenses                                                       $  1,137,809
     Less fees waived and expenses reimbursed by Pioneer
       Investment Management, Inc.                                            (300,281)
     Less fees paid indirectly                                                  (3,469)
-------------------------------------------------------------------------------------
     Net expenses                                                         $    834,059
-------------------------------------------------------------------------------------
       Net investment loss                                                $    (66,997)
-------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Net realized gain on investments                                        $  1,077,016
-------------------------------------------------------------------------------------
  Change in net unrealized gain on investments                            $(24,087,904)
-------------------------------------------------------------------------------------
  Net loss on investments                                                 $(23,010,888)
-------------------------------------------------------------------------------------
  Net decrease in net assets resulting from operations                    $(23,077,885)
======================================================================================

The accompanying notes are an integral part of these financial statements.

22    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Statement of Changes in Net Assets

For the Years Ended 12/31/08 and 12/01/07, respectively

                                                             Year Ended         Year Ended
                                                              12/31/08           12/01/07
FROM OPERATIONS:
Net investment loss                                        $    (66,997)      $  (430,725)
Net realized gain on investments                              1,077,016         3,210,883
Change in net unrealized gain (loss) on investments         (24,087,904)        6,241,921
-----------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from
     operations                                            $(23,077,885)      $ 9,022,079
-----------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net realized gain:
   Class A ($0.74 and $2.11 per share, respectively)       $ (1,235,565)      $(2,981,034)
   Class B ($0.74 and $2.11 per share, respectively)           (139,362)         (553,301)
   Class C ($0.74 and $2.11 per share, respectively)           (162,535)         (526,388)
-----------------------------------------------------------------------------------------
     Total distributions to shareowners                    $ (1,537,462)      $(4,060,723)
-----------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                           $ 44,133,440       $23,359,211
Reinvestment of distributions                                 1,260,724         3,595,362
Cost of shares repurchased                                  (41,179,480)      (24,390,963)
-----------------------------------------------------------------------------------------
   Net increase in net assets resulting from
     Fund share transactions                               $  4,214,684       $ 2,563,610
-----------------------------------------------------------------------------------------
   Net decrease (increase) in net assets                   $(20,400,663)      $ 7,524,966
NET ASSETS:
Beginning of year                                            65,087,880        57,562,914
-----------------------------------------------------------------------------------------
End of year                                                $ 44,687,217       $65,087,880
-----------------------------------------------------------------------------------------
Undistributed net investment income                        $          0       $         0
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    23

                                     '08 Shares      '08 Amount          '07 Shares     '07 Amount
Class A
Shares sold                           1,197,701     $34,866,133            496,691     $15,925,118
Reinvestment of distributions            49,032       1,002,762             85,598       2,682,740
Less shares repurchased              (1,004,183)    (28,054,837)          (540,913)    (17,154,448)
-------------------------------------------------------------------------------------------------
   Net increase                         242,550     $ 7,814,058             41,376     $ 1,453,410
==================================================================================================
Class B
Shares sold                             190,454     $ 5,488,855            163,157     $ 5,111,978
Reinvestment of distributions             6,289         123,066             16,518         499,275
Less shares repurchased                (295,913)     (8,076,041)           (59,078)     (1,845,845)
-------------------------------------------------------------------------------------------------
   Net increase (decrease)              (99,170)    $(2,464,120)           120,597     $ 3,765,408
==================================================================================================
Class C
Shares sold                             133,696     $ 3,778,452             72,445     $ 2,268,562
Reinvestment of distributions             6,852         134,896             13,631         413,347
Less shares repurchased                (179,215)     (5,048,602)          (115,930)     (3,571,127)
-------------------------------------------------------------------------------------------------
   Net decrease                         (38,667)    $(1,135,254)           (29,854)    $  (889,218)
==================================================================================================
Class R*
Shares sold                                  --     $        --              1,832     $    53,553
Less shares repurchased                      --              --            (61,079)     (1,819,543)
-------------------------------------------------------------------------------------------------
   Net decrease                              --     $        --            (59,247)    $(1,765,990)
==================================================================================================

*    Class R shares were liquidated on February 1, 2007.

The accompanying notes are an integral part of these financial statements.

24    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Financial Highlights

                                                                          Year         Year
                                                                         Ended        Ended
                                                                        12/31/08     12/31/07
Class A
Net asset value, beginning of period                                    $  31.68     $ 28.93
-------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income (loss)                                           $   0.02     $ (0.15)
 Net realized and unrealized gain (loss) on investments                   (10.27)       5.01
-------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                    $ (10.25)    $  4.86
Distributions to shareowners:
 Net realized gain                                                         (0.74)      (2.11)
-------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                              $ (10.99)    $  2.75
-------------------------------------------------------------------------------------------
Net asset value, end of period                                          $  20.69     $ 31.68
============================================================================================
Total return*                                                             (32.31)%     16.88%
Ratio of net expenses to average net assets+                                1.25%       1.26%
Ratio of net investment income (loss) to average net assets+                0.10%      (0.51)%
Portfolio turnover rate                                                       51%         21%
Net assets, end of period (in thousands)                                $ 36,374     $48,012
Ratios assuming no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                               1.79%       1.52%
 Net investment loss                                                       (0.44)%     (0.77)%
Ratios assuming waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                               1.25%       1.25%
 Net investment income (loss)                                               0.10%      (0.50)%
============================================================================================


                                                                          Year         Year         Year
                                                                         Ended        Ended        Ended
                                                                        12/31/06     12/31/05     12/31/04
Class A
Net asset value, beginning of period                                    $ 27.39      $ 26.12      $ 24.76
--------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income (loss)                                           $ (0.18)     $ (0.15)     $ (0.16)
 Net realized and unrealized gain (loss) on investments                    1.87         1.42         1.52
--------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                    $  1.69      $  1.27      $  1.36
Distributions to shareowners:
 Net realized gain                                                        (0.15)          --           --
--------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                              $  1.54      $  1.27      $  1.36
--------------------------------------------------------------------------------------------------------
Net asset value, end of period                                          $ 28.93      $ 27.39      $ 26.12
=========================================================================================================
Total return*                                                              6.16%        4.86%        5.49%
Ratio of net expenses to average net assets+                               1.26%        1.25%        1.25%
Ratio of net investment income (loss) to average net assets+              (0.56)%      (0.64)%      (0.78)%
Portfolio turnover rate                                                      13%          13%           8%
Net assets, end of period (in thousands)                                $42,654      $53,321      $40,504
Ratios assuming no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                              1.62%        1.71%        1.79%
 Net investment loss                                                      (0.92)%      (1.10)%      (1.33)%
Ratios assuming waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                              1.25%        1.25%        1.25%
 Net investment income (loss)                                             (0.55)%      (0.64)%      (0.78)%
=========================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

            Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08  25

                                                                                       Year         Year
                                                                                       Ended        Ended
                                                                                      12/31/08     12/31/07
Class B
Net asset value, beginning of period                                                  $  30.52     $ 28.19
---------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                                                  $  (0.28)    $ (0.30)
 Net realized and unrealized gain (loss) on investments                                 ( 9.78)       4.74
---------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                  $ (10.06)    $  4.44
Distributions to shareowners:
 Net realized gain                                                                       (0.74)      (2.11)
---------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                            $ (10.80)    $  2.33
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                        $  19.72     $ 30.52
==========================================================================================================
Total return*                                                                           (32.92)%     15.82%
Ratio of net expenses to average net assets+                                              2.16%       2.16%
Ratio of net investment loss to average net assets+                                      (0.87)%     (1.40)%
Portfolio turnover rate                                                                     51%         21%
Net assets, end of period (in thousands)                                              $  3,699     $ 8,753
Ratios assuming no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                             2.68%       2.38%
 Net investment loss                                                                     (1.39)%     (1.62)%
Ratios assuming waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                             2.15%       2.15%
 Net investment loss                                                                     (0.86)%     (1.39)%
==========================================================================================================


                                                                                      Year         Year
                                                                                      Ended        Ended       2/21/04 (a)
                                                                                     12/31/06     12/31/05     to 12/31/04
Class B
Net asset value, beginning of period                                                  $ 26.95      $ 25.94       $ 25.32
-----------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                                                  $ (0.50)     $ (0.29)      $ (0.20)
 Net realized and unrealized gain (loss) on investments                                  1.89         1.30          0.82
-----------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                  $  1.39      $  1.01       $  0.62
Distributions to shareowners:
 Net realized gain                                                                      (0.15)          --            --
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                            $  1.24      $  1.01       $  0.62
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                        $ 28.19      $ 26.95       $ 25.94
========================================================================================================================
Total return*                                                                            5.15%        3.89%         2.45%(b
Ratio of net expenses to average net assets+                                             2.22%        2.17%           2.16%* *
Ratio of net investment loss to average net assets+                                     (1.52)%      (1.56)%       (1.68)%**
Portfolio turnover rate                                                                    13%          13%            8%
Net assets, end of period (in thousands)                                              $ 4,684      $ 7,062       $ 3,927
Ratios assuming no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                            2.59%        2.62%         2.74%**
 Net investment loss                                                                    (1.89)%      (2.01)%       (2.26)%**
Ratios assuming waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                            2.21%        2.16%         2.16%**
 Net investment loss                                                                    (1.51)%      (1.55)%       (1.68)%**
========================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**   Annualized.
+    Ratios with no reduction for fees paid indirectly.
(a)  Class B Shares were first publicly offered on February 21, 2004.
(b)  Not Annualized.

The accompanying notes are an integral part of these financial statements.

26  Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

                                                                                       Year         Year
                                                                                       Ended        Ended
                                                                                      12/31/08     12/31/07
Class C
Net asset value, beginning of period                                                  $  30.62     $ 28.29
---------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                                                  $  (0.25)    $ (0.43)
 Net realized and unrealized gain (loss) on investments                                  (9.83)       4.87
---------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                  $ (10.08)    $  4.44
Distributions to shareowners:
 Net realized gain                                                                       (0.74)      (2.11)
---------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                            $ (10.82)    $  2.33
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                        $  19.80     $ 30.62
==========================================================================================================
Total return*                                                                           (32.88)%     15.77%
Ratio of net expenses to average net assets+                                              2.16%       2.17%
Ratio of net investment loss to average net assets+                                      (0.89)%     (1.42)%
Portfolio turnover rate                                                                     51%         21%
Net assets, end of period (in thousands)                                              $  4,614     $ 8,322
Ratios assuming no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                             2.60%       2.42%
 Net investment loss                                                                     (1.33)%     (1.67)%
Ratios assuming waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                             2.15%       2.15%
 Net investment loss                                                                     (0.88)%     (1.40)%
==========================================================================================================


                                                                                        Year         Year
                                                                                        Ended        Ended     2/21/04 (a)
                                                                                      12/31/06     12/31/05    to 12/31/04
Class C
Net asset value, beginning of period                                                  $ 26.99      $ 25.96       $ 25.32
-----------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment loss                                                                  $ (0.44)     $ (0.29)      $ (0.17)
 Net realized and unrealized gain (loss) on investments                                  1.89         1.32          0.81
-----------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                  $  1.45      $  1.03       $  0.64
Distributions to shareowners:
 Net realized gain                                                                     ( 0.15)          --            --
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                            $  1.30      $  1.03       $  0.64
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                        $ 28.29      $ 26.99       $ 25.96
========================================================================================================================
Total return*                                                                            5.37%        3.97%         2.53%(b
Ratio of net expenses to average net assets+                                             2.05%        2.10%         2.07%* *
Ratio of net investment loss to average net assets+                                     (1.35)%      (1.48)%       (1.59)%**
Portfolio turnover rate                                                                    13%          13%            8%
Net assets, end of period (in thousands)                                              $ 8,531      $11,054       $ 5,860
Ratios assuming no waiver of fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                            2.41%        2.55%         2.67%**
 Net investment loss                                                                    (1.71)%      (1.93)%       (2.19)%**
Ratios assuming waiver of fees and assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                            2.04%        2.09%         2.07%**
 Net investment loss                                                                    (1.34)%      (1.47)%       (1.59)%**
========================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**   Annualized.
+    Ratios with no reduction for fees paid indirectly.
(a)  Class C Shares were first publicly offered on February 21, 2004.
(b)  Not Annualized.

The accompanying notes are an integral part of these financial statements.

            Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08  27

Notes to Financial Statements | 12/31/08

1. Organization and Significant Accounting Policies

Pioneer Small and Mid Cap Growth Fund (the Fund), is one of seven series of portfolios comprising Pioneer Series Trust II, a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund, which commenced operations on February 20, 2004, is the successor to the Papp Small and Mid Cap Growth Fund, Inc. Papp Small and Mid Cap Growth Fund transferred all of its net assets in exchange for the Fund's Class A shares in a one-to-one exchange ratio on February 20, 2004 pursuant to an agreement and plan of reorganization (the "Reorganization" was approved by the Shareholders of Papp Small and Mid Cap Growth Fund, Inc. on February 20, 2004). Accordingly, the reorganization, which was a tax-free exchange, had no effect on the Fund's operations. The investment objective of the Fund is long term capital growth.

The Fund offers three classes of shares designated as Class A, Class B and Class C shares. Class R shares were liquidated on February 1, 2007. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Share classes have exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. Class B shares convert to Class A shares approximately eight years after the date of purchase.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting years. Actual results could differ from those estimates.


28    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectuses contain unaudited information regarding the Fund's principal risks. Please refer to these documents when considering the Fund's principal risks.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:


A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
     (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices. Securities for which market quotations are not readily available are valued using fair value methods pursuant to procedures adopted by the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund may also use fair value methods to value a security, including a non-U.S. security, when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At December 31, 2008 there were no securities that were valued using fair value methods. Temporary cash investments are valued at cost which approximates market value.

     Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Dividend and interest income is recorded on the accrual basis, net of unrecoverable foreign taxes withheld at the applicable country rates.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.


          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    29

B.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years for the prior three fiscal years remain subject to examination by tax authorities.

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.

     At December 31, 2008, the Fund has reclassified $66,997 to decrease accumulated net investment loss and $66,997 to decrease paid-in capital, to reflect permanent book/tax differences. The reclassification has no impact on the net assets of the Fund and presents the Fund's capital accounts on a tax basis.

     The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

                                          2008             2007
     Distributions paid from:
     Ordinary income                $1,537,462       $       --
     Long-term capital gain                 --        4,060,723
     ----------------------------------------------------------
          Total                     $1,537,462       $4,060,723
     ==========================================================

     The following shows components of distributable earnings on a federal income tax basis at December 31, 2008:

                                                           2008
     Distributable earnings:
     Undistributed long-term gain                  $     3,008
     Unrealized Depreciation                        (3,731,178)
     ----------------------------------------------------------
         Total                                     $(3,728,170)
     ==========================================================

     The difference between book basis and tax-basis unrealized appreciation is attributable to the tax deferral of losses on wash sales.

C.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A.


30    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

     (UniCredit), earned approximately $9,869 in underwriting commissions on the sale of Class A shares during the year ended December 31, 2008.


D.   Class Allocations

     Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day.

     Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B and Class C shares of the Fund, respectively (see Note 4). Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

     Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time and on the same day, except that Class A, Class B and Class C shares bear different transfer agent and distribution expense rates.

E.   Securities Lending

     The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary cash investments. Credit Suisse, New York Branch, as the Fund's security lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund will be required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined.


          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    31

F.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be at least equal to or in excess of the value of the repurchase agreement. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.


2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.85% of the Fund's average daily net assets up to $1 billion and 0.80% on assets over $1 billion. For the year ended December 31, 2008, the management fee was equivalent to a rate of 0.85% of average net assets.

PIM, and not the Fund pays a portion of the fee it receives from the Fund to L. Roy Papp & Associates LLP (Papp) as compensation for its sub advisory services to the Fund.

Through May 1, 2010, PIM had agreed not to impose all or a portion of its management fee and to assume other operating expenses of the Fund to the extent necessary to limit expenses to 1.25%, 2.15%, 2.15%, for Classes A, B, and C respectively.

Under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to Affiliates" reflected on the Statement of Assets and Liabilities is $1,034 in management fees, administrative costs and certain others fees payable to PIM at December 31, 2008.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimbursed PIMSS for out-of-pocket expenses related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended December 31, 2008, such out of pocket expenses by class of shares were as follows:


32    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

 Shareholder Communications:
 Class A                                                $43,431
- ---------------------------------------------------------------
 Class B                                                  3,316
- ---------------------------------------------------------------
 Class C                                                  3,538
- ---------------------------------------------------------------
   Total                                                $50,285
- ---------------------------------------------------------------

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $19,548 in transfer agent fees and shareholder communications expense payable to PIMSS at December 31, 2008.

4. Distribution and Service Plans

The Fund adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class B and Class C shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Prior to February 1, 2008, PFD was reimbursed under the Distribution Plan for distribution expenses in an amount of up to 0.25% of the average daily net assets attributable to Class A shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $473 in distribution fees payable to PFD at December 31, 2008.

In addition, redemptions of each class of shares may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on certain net asset value purchases of Class A shares that are redeemed within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00% based on the lower of cost or market value of shares being redeemed. Proceeds from the CDSCs are paid to PFD. For the year ended December 31, 2008, CDSCs in the amount of $16,774 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended December 31, 2008, the Fund's expenses were reduced by $3,469 under such arrangements.


          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    33

6. New Pronouncement

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


34    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Pioneer Series Trust II and the
Shareowners of Pioneer Small and Mid Cap Growth Fund:
-------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Small and Mid Cap Growth Fund, one of the series constituting Pioneer Series Trust II (the "Trust"), including the schedule of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Small and Mid Cap Growth Fund of Pioneer Series Trust II at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets and financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.


                                        /s/Ernst & Young LLP


Boston, Massachusetts
February 18, 2009

          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    35

Approval of Sub-Advisory Agreement (unaudited)

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund. PIM has retained L. Roy Papp & Associates, Inc. to serve as the sub-adviser to the Fund pursuant to a sub-advisory agreement between PIM and the sub-adviser.

At a meeting held on January 8, 2008, the Trustees of the Fund approved an amended and restated investment advisory agreement between the Fund and PIM. Shareholders of the Fund approved the amended and restated investment advisory agreement on May 13, 2008. The material factors and conclusions with respect thereto that formed the basis for the Trustees' approval of the amended and restated investment advisory agreement are included in the Fund's semi-annual report for the period ended June 30, 2008.

At a meeting held on November 11, 2008, based on their evaluation of the information provided by PIM and the sub-adviser, the Trustees of the Fund, including the independent Trustees voting separately, unanimously approved the continuation of the sub-advisory agreement for the Fund for another year. In considering the continuation of the sub-advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the continuation of the sub-advisory agreement.

Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services provided to the Fund by the sub-adviser, taking into account the investment objective and strategy of the Fund and the information related to the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the sub-advisory agreement. The Trustees also reviewed the sub-adviser's investment approach for the Fund and its research process. The Trustees considered the resources of the sub-adviser and the personnel of the sub-adviser who provide investment management services to the Fund.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services provided by the sub-adviser to the Fund were satisfactory and consistent with the terms of the sub-advisory agreement.


36    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Performance of the Fund
The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the first quintile of its Morningstar category for the one year period ended June 30, 2008 and that the Fund's annualized total return was in the second quintile of its Morningstar category for the three year period ended June 30, 2008. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees concluded that the investment performance of the Fund was satisfactory.

Sub-advisory Fee and Expenses
The Trustees considered the fees payable to the sub-adviser under the sub-advisory agreement. They also considered that PIM, not the Fund, paid the sub-adviser out of the management fees paid to PIM under the investment advisory agreement. The Trustees considered information regarding the management fees and expenses of the Fund in comparison to the management fees of its peer group of funds as classified by Morningstar and the expense ratios of a peer group of funds selected on the basis of criteria determined by the independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2008 was in the third quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2008 was in the first quintile relative to its Strategic Insight peer group.

The Trustees also reviewed the advisory fees charged by the sub-adviser to its separate account clients. The Trustees noted that the fee rates for those separate accounts generally were higher than the sub-advisory fees paid to the sub-adviser with respect to the Fund. It was noted that the sub-adviser reported that it did not currently manage any accounts with investment strategies that were similar to the Fund.

The Trustees concluded that the sub-advisory fee payable by PIM to the sub-adviser of the Fund was reasonable in relation to the nature and quality of services provided by the sub-adviser. The Trustees also concluded that the Fund's expense ratio was reasonable.


          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    37

Profitability
The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. They also considered PIM's profit margin in connection with the overall operation of the Fund. The Trustees further considered the sub-advisory fees received by the sub-adviser with respect to the Fund and the percentage that such fees represented of the sub-adviser's overall revenues (for the 12-month period ended December 31, 2007). They also reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered the profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that each of PIM and the sub-adviser should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that the profit margins with respect to the management of the Fund were not unreasonable.

Economies of Scale
The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale. The Trustees concluded that, because of the breakpoints in the management and sub-advisory fee schedules and the reduced fee rates above certain asset levels, any perceived or potential economies of scale would be shared with the Fund.

Other Benefits
The Trustees considered that the sub-adviser reported that it does not receive any other benefits from its relationship with the Fund.

Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the sub-advisory agreement for the Fund between PIM and the sub-adviser, including the fees payable thereunder, was fair and reasonable and voted to approve the continuation of the sub-advisory agreement for the Fund.


38    Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at www.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

Trustees and Officers

The Board of Trustees provides broad supervision over the fund's affairs. The officers of the fund are responsible for the fund's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 76 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the fund is 60 State Street, Boston, Massachusetts 02109.


          Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08    39

Interested Trustees

                             Position Held            Length of Service
Name and Age                 With the Fund            and Term of Office
John F. Cogan, Jr. (82)*    Chairman of the Board,   Trustee since 2003.
                            Trustee and President    Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.
-------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Trustee and Executive    Trustee since 2008.
                            Vice President           Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.
-------------------------------------------------------------------------------


                                                                                                Other Directorships Held
Name and Age                Principal Occupation During Past Five Years                         by this Trustee
John F. Cogan, Jr. (82)*    Deputy Chairman and a Director of Pioneer Global Asset Man-         None
                            agement S.p.A. ("PGAM"); Non-Executive Chairman and a Direc-
                            tor of Pioneer Investment Management USA Inc. ("PIM-USA");
                            Chairman and a Director of Pioneer; Chairman and Director of
                            Pioneer Institutional Asset Management, Inc. (since 2006);
                            Director of Pioneer Alternative Investment Management Limited
                            (Dublin); President and a Director of Pioneer Alternative Invest-
                            ment Management (Bermuda) Limited and affiliated funds;
                            Director of PIOGLOBAL Real Estate Investment Fund (Russia)
                            (until June 2006); Director of Nano-C, Inc. (since 2003); Director of Cole Management Inc. (since 2004); Director of Fiduciary
                            Counseling, Inc.; President and Director of Pioneer Funds Dis-
                            tributor, Inc. ("PFD") (until May 2006); President of all of the
                            Pioneer Funds; and Of Counsel, Wilmer Cutler Pickering Hale
                            and Dorr LLP
-------------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Director, CEO and President of Pioneer Investment Management        None
                            USA Inc. (since February 2007); Director and President of
                            Pioneer Investment Management, Inc. and Pioneer Institutional
                            Asset Management, Inc. (since February 2007); Executive
                            Vice President of all of the Pioneer Funds (since March 2007);
                            Director of Pioneer Global Asset Management S.p.A. (since
                            April 2007); Head of New Markets Division, Pioneer Global Asset
                            Management S.p.A. (2000 - 2007)
-------------------------------------------------------------------------------------------------------------------------
* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the fund's investment adviser and certain of its affiliates.

40  Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Independent Trustees

                     Position Held    Length of Service
Name and Age         With the Fund    and Term of Office
David R. Bock (65)   Trustee          Trustee since 2005.
                                      Serves until a successor
                                      trustee is elected or
                                      earlier retirement or
                                      removal.
- ----------------------------------------------------------------
Mary K. Bush (60)    Trustee          Trustee since 2003.
                                      Serves until a successor
                                      trustee is elected or
                                      earlier retirement or
                                      removal.
- ----------------------------------------------------------------


                                                                                          Other Directorships Held
Name and Age         Principal Occupation During Past Five Years                          by this Trustee
David R. Bock (65)   Executive Vice President and Chief Financial Officer, I-trax, Inc.   Director of Enterprise Com-
                     (publicly traded health care services company) (2004 - 2007);        munity Investment, Inc.
                     Partner, Federal City Capital Advisors (boutique merchant bank)      (privately-held affordable
                     (1997 to 2004 and 2008 - present); and Executive Vice Presi-         housing finance company);
                     dent and Chief Financial Officer, Pedestal Inc. (internet-based      and Director of New York
                     mortgage trading company) (2000 - 2002)                              Mortgage Trust (publicly
                                                                                          traded mortgage REIT)
-------------------------------------------------------------------------------------------------------------------------
Mary K. Bush (60)    President, Bush International, LLC (international financial          Director of Marriott Interna-
                     advisory firm)                                                       tional, Inc., Director of Dis-
                                                                                          cover Financial Services
                                                                                          (credit card issuer and elec-
                                                                                          tronic payment services);
                                                                                          Director of Briggs & Stratton
                                                                                          Co. (engine manufacturer);
                                                                                          Director of UAL Corporation
                                                                                          (airline holding company)
                                                                                          Director of Mantech Interna-
                                                                                          tional Corporation (national
                                                                                          security, defense, and intel-
                                                                                          ligence technology firm);
                                                                                          and Member, Board of
                                                                                          Governors, Investment
                                                                                          Company Institute
-------------------------------------------------------------------------------------------------------------------------

            Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08
41

                            Position Held   Length of Service
Name and Age                With the Fund   and Term of Office
Benjamin M. Friedman (64)   Trustee         Trustee since 2008.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
- --------------------------------------------------------------------
Margaret B.W. Graham (61)   Trustee         Trustee since 2003.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
- --------------------------------------------------------------------
Thomas J. Perna (58)        Trustee         Trustee since 2006.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
- --------------------------------------------------------------------
Marguerite A. Piret (60)    Trustee         Trustee since 2003.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
- --------------------------------------------------------------------
Stephen K. West (80)        Trustee         Trustee since 2008.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
- --------------------------------------------------------------------


                                                                                                Other Directorships Held
Name and Age                Principal Occupation During Past Five Years                         by this Trustee
Benjamin M. Friedman (64)   Professor, Harvard University                                       Trustee, Mellon Institutional
                                                                                                Funds Investment Trust and
                                                                                                Mellon Institutional Funds
                                                                                                Master Portfolio (oversees 17
                                                                                                portfolios in fund complex)
-----------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Founding Director, Vice-President and Corporate Secretary, The      None
                            Winthrop Group, Inc. (consulting firm); and Desautels Faculty of
                            Management, McGill University
-----------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (58)        Chief Executive Officer, Quadriserv, Inc. (2008 - present) (tech-   None
                            nology products for securities lending industry); Private investor
                            (2004 - 2008); and Senior Executive Vice President, The Bank of
                            New York (financial and securities services) (1986 - 2004)
-----------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (60)    President and Chief Executive Officer, Newbury, Piret & Company,    Director of New America
                            Inc. (investment banking firm)                                      High Income Fund, Inc.
                                                                                                (closed-end investment
                                                                                                company)
-----------------------------------------------------------------------------------------------------------------------------
Stephen K. West (80)        Senior Counsel, Sullivan & Cromwell LLP (law firm)                  Director, The Swiss Helvetia
                                                                                                Fund, Inc. (closed-end
                                                                                                investment company)
-----------------------------------------------------------------------------------------------------------------------------


42  Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

Fund Officers

                             Position Held         Length of Service
Name and Age                 With the Fund         and Term of Office
Dorothy E. Bourassa (60)     Secretary             Since 2003. Serves at
                                                   the discretion of the
                                                   Board
- --------------------------------------------------------------------------
Christopher J. Kelley (44)   Assistant Secretary   Since 2003. Serves at
                                                   the discretion of the
                                                   Board
- --------------------------------------------------------------------------
Mark E. Bradley (49)         Treasurer             Since 2008. Serves at
                                                   the discretion of the
                                                   Board
- --------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Treasurer   Since 2003. Serves at
                                                   the discretion of the
                                                   Board
- --------------------------------------------------------------------------
Gary Sullivan (50)           Assistant Treasurer   Since 2003. Serves at
                                                   the discretion of the
                                                   Board
- --------------------------------------------------------------------------


                                                                                                 Other Directorships Held
Name and Age                 Principal Occupation During Past Five Years                         by this Officer
Dorothy E. Bourassa (60)     Secretary of PIM-USA; Senior Vice President - Legal of Pioneer;     None
                             Secretary/Clerk of most of PIM-USA's subsidiaries; and Secretary of all of the Pioneer Funds since September 2003 (Assistant
                             Secretary from November 2000 to September 2003)
-----------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (44)   Associate General Counsel of Pioneer since January 2008             None
                             and Assistant Secretary of all of the Pioneer Funds since
                             September 2003; Vice President and Senior Counsel of Pioneer
                             from July 2002 to December 2007
-----------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (49)         Vice President - Fund Accounting, Administration and Controller-    None
                             ship Services of Pioneer; and Treasurer of all of the Pioneer
                             Funds since March 2008; Deputy Treasurer of Pioneer from
                             March 2004 to February 2008; Assistant Treasurer of all of the
                             Pioneer Funds from March 2004 to February 2008; and Treasurer and Senior Vice President, CDC IXIS Asset Management Services
                             from 2002 to 2003
-----------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Vice President - Fund Accounting, Administration and      None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
-----------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (50)           Fund Accounting Manager - Fund Accounting, Administration and       None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
-----------------------------------------------------------------------------------------------------------------------------

            Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08
43

                              Position Held              Length of Service
Name and Age                  With the Fund              and Term of Office
Katherine Kim Sullivan (35)   Assistant Treasurer        Since 2003. Serves at
                                                         the discretion of the
                                                         Board
- ------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer   Since 2007. Serves at
                                                         the discretion of the
                                                         Board
- ------------------------------------------------------------------------------

                                                                                               Other Directorships Held
Name and Age                  Principal Occupation During Past Five Years                      by this Officer
Katherine Kim Sullivan (35)   Fund Administration Manager - Fund Accounting, Administration    None
                              and Controllership Services since June 2003 and Assistant Trea-
                              surer of all of the Pioneer Funds since September 2003; Assis-
                              tant Vice President - Mutual Fund Operations of State Street
                              Corporation from June 2002 to June 2003 (formerly Deutsche
                              Bank Asset Management)
-------------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer of Pioneer since December 2006          None
                              and of all the Pioneer Funds since January 2007; Vice President and Compliance Officer, MFS Investment Management
                              (August 2005 to December 2006); Consultant, Fidelity Invest-
                              ments (February 2005 to July 2005); Independent Consultant
                              (July 1997 to February 2005)
-------------------------------------------------------------------------------------------------------------------------

The outstanding capital stock of PFD, Pioneer and PIMSS is indirectly wholly owned by UniCredito Italiano S.p.A. ("UniCredito Italiano"), one of the largest banking groups in Italy. Pioneer, the fund's investment adviser, provides investment management and financial services to mutual funds, institutional and other clients.


44  Pioneer Small and Mid Cap Growth Fund | Annual Report | 12/31/08

How To Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.


Call us for:
-------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                               1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                            1-800-225-4321

Retirement plans information                                    1-800-622-0176

Telecommunications Device for the Deaf (TDD)                    1-800-225-1997


Write to us:
-------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014


Our toll-free fax                                               1-800-225-4240


Our internet e-mail address                 ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)



Visit our web site: pioneerinvestments.com





This report must be accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.